EXHIBIT 5


                                                              July 15, 1997


Reading & Bates Corporation
901 Threadneedle, Suite 200
Houston, Texas  77079

Ladies and Gentlemen:

     As Senior Vice President, Secretary and General Counsel of Reading & Bates Corporation, a Delaware corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of 54,000 shares of its common stock, par value $.05 per share (the "Common Stock"), to be sold pursuant to the 1996 Director Restricted Stock Award Plan (the "Plan").

     In my capacity as general counsel of the Company, I have examined the Restated Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

     Based upon my examination as aforesaid, it is my opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

2. The 54,000 shares of Common Stock reserved for issuance pursuant to the Plan have been duly authorized and, when sold in connection with awards granted pursuant to the provisions of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to being named in the Registration Statement, and the prospectus or prospectuses prepared and delivered in connection therewith.

                                        Very truly yours,

                                        /s/Wayne K. Hillin
                                        Wayne K. Hillin
                                        Senior Vice President,
                                        Secretary and General Counsel